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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 10, 2017

Fresh Medical Laboratories, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54600	20-1922768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

757 East South Temple
Suite 150
Salt Lake City, Utah	84102
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 204-9623

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 10, 2017, Dr. Robin L. Smith was appointed to the Board of Directors of Fresh Medical Laboratories, Inc. (the “Company”).  Dr. Smith was also appointed as Chairperson of the Nomination and Governance Committee of the Board of Directors.

Dr. Smith has served has President of Stem for Life Foundation since 2007.  From 2003 through 2006, Dr. Smith as an advisor to various private and public companies. From 2000 through 2003, Dr. Smith was the President and CEO of IP2M, Inc., and from 1998 through 2000, Dr. Smith was the Chief Medical Officer at HealthHelp Network, Inc.  Dr. Smith was the Associate Medical Director of Aetna-U.S. Healthcare from 1996 through 1997.

Dr. Smith serves on the Board of Directors of Rockwell Medical Inc. (NASDAQ: RMTI), BioXCel Corporation, MyND Analytics (formerly CNS Response) and Caladrius Biosciences NASDAQ: CLBS).

Dr. Smith earned a B.A. from Yale University, an MBA from The Wharton School University of Pennsylvania, and an M.D. from Yale University School of Medicine.

The Company has agreed to grant her 30,000 shares of common stock and options to purchase 70,000 shares of common stock at an exercise price of $1.25 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fresh Medical Laboratories, Inc.

Dated:  February 16, 2017

By: /s/ Steven C. Eror

Steven C. Eror, Chief Executive Officer